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                                   EXHIBIT 16

December 21, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20545


Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of the Form 8-K of iNTELEFILM Corporation dated December 21, 2001.


/s/ BDO Seidman, LLP


BDO Seidman, LLP